SLM Private Credit Student Loan Trust 2003-A
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$904,088,498.48	($4,834,173.20)	$899,254,325.28
	ii	Interest to be Capitalized	37,997,502.05		29,170,521.14

	iii	Total Pool	$942,086,000.53		$928,424,846.42

	iv	Cash Capitalization Account (CI)	58,502,550.00		58,502,550.00

	v	Asset Balance	$1,000,588,550.53		$986,927,396.42

	i	Weighted Average Coupon (WAC)	4.857%		5.317%
	ii	Weighted Average Remaining Term	167.74		167.31
	iii	Number of Loans	113,715		112,101
	iv	Number of Borrowers	72,341		71,349
	vi	Prime Loans Outstanding	$699,259,240		$695,164,208
	vii	T-bill Loans Outstanding	$238,441,376		$228,962,643
	viii	Fixed Loans Outstanding	$4,385,384		$4,297,995

						% of		% of
	Notes		Cusips	Spread	Balance 9/15/04	O/S Securities**	Balance 12/15/04	O/S Securities**
B	i	A-1 Notes	78443CAE4	0.110%	$423,678,895.95	43.263%	$410,017,741.84	42.460%
	ii	A-2 Notes	78443CAF1	0.440%	320,000,000.00	32.676%	320,000,000.00	33.138%
	iii	A-3 ARS	78443CAJ3	ARS	76,600,000.00	7.822%	76,600,000.00	7.932%
	iv	A-4 ARS	78443CAK0	ARS	76,600,000.00	7.822%	76,600,000.00	7.932%
	v	B Notes	78443CAG9	0.750%	34,570,000.00	3.530%	34,570,000.00	3.580%
	vi	C Notes	78443CAH7	1.600%	47,866,000.00	4.888%	47,866,000.00	4.957%

	vii	Total Notes			$979,314,895.95	100.000%	$965,653,741.84	100.000%

			9/15/2004	12/15/2004
C	i	Specified Reserve Account Balance ($)	$2,512,950.00	$2,512,950.00
	ii	Reserve Account Balance ($)	$2,512,950.00	$2,512,950.00
	iii	Cash Capitalization Acct Balance ($)	$58,502,550.00	$58,502,550.00
	iv	Initial Asset Balance	$1,063,682,728.92	$1,063,682,728.92
	v	Specified Overcollateralization Amount	$21,273,654.58	$21,273,654.58
	vi	Actual Overcollateralization Amount	$21,273,654.58	$21,273,654.58
	vii	Has the Stepdown Date Occurred?	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or March 17, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-A Transactions from: 9/1/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$17,068,067.75
	ii	Purchases by Servicer (Delinquencies >180)	2,274,468.81
	iii	Other Servicer Reimbursements	0.00
	iv	Other Principal Reimbursements	16,070.00

	v	Total Principal Collections	$19,358,606.56

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(13,535,427.26)
	iii	Capitalized Insurance Fee	(971,049.07)
	iv	Other Adjustments	(17,957.03)

	v	Total Non-Cash Principal Activity	$(14,524,433.36)

C	Total Student Loan Principal Activity		$4,834,173.20

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,131,926.27
	ii	Purchases by Servicer (Delinquencies >180)	102,546.85
	iii	Other Servicer Reimbursements	0.00
	iv	Seller Reimbursements	3,011.33
	v	Late Fees	85,547.56
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$6,323,032.01

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	13,535,427.26
	iii	Other Interest Adjustments	12,577.11

	iv	Total Non-Cash Interest Adjustments	$13,548,004.37

F	Total Student Loan Interest Activity		$19,871,036.38

III. 2003-A Collection Account Activity 9/1/2004 through: 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$16,824,892.60
	ii	Consolidation Principal Payments	243,175.15
	iii	Purchases by Servicer (Delinquencies >180)	2,274,468.81
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Principal	16,070.00

	vii	Total Principal Collections	$19,358,606.56

B	Interest Collections
	i	Interest Payments Received	$6,126,608.28
	ii	Consolidation Interest Payments	5,317.99
	iii	Purchases by Servicer (Delinquencies >180)	102,546.85
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Interest	3,011.33
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	85,547.56

	x	Total Interest Collections	$6,323,032.01

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$311,737.81

G	Borrower Incentive Reimbursements		$117,152.28

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$3,323,035.30

J	Other Deposits		$43,807.06

	TOTAL FUNDS RECEIVED		$29,477,371.02

	LESS FUNDS PREVIOUSLY REMITTED:
	i Funds Allocated to the Future Distribution Account		$(6,139,383.48)
	ii Funds Released from the Future Distribution Account		$4,322,612.45

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$27,660,599.99

J	Amount released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$27,660,599.99

L	Servicing Fees Due for Current Period		$522,106.64

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$542,106.64

IV. 2003-A Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	9/15/2004	$1,822,906.61
	ii	Total Allocations for Distribution Period		$4,316,476.87
	iii	Total Payments for Distribution Period		$(1,816,771.03)
	iv	Funds Released to the Collection Account		$(4,322,612.45)

	v	Total Balance Prior to Current Month Allocations		$0.00

	vi	Ending Balance	12/15/2004	$2,353,211.14

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		9/15/2004
	i	Primary Servicing Fees		$530,514.95
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		1,259,106.50
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Balance as of	9/15/2004	$1,822,906.61

	Monthly Allocation Date		10/15/2004
	i	Primary Servicing Fees		$527,384.96
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		27,505.78
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		1,618,685.32
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$2,180,242.72

	Monthly Allocation Date		11/15/2004
	i	Primary Servicing Fees		$524,989.33
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		1,577,959.66
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$2,136,234.15

C	Total Future Distribution Account Deposits Previously Allocated			$6,139,383.48

D	Current Month Allocations		12/15/2004
	i	Primary Servicing		$522,106.64
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		30,167.64
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		1,794,270.20
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Allocations on the Distribution Date		$2,353,211.14

V. 2003-A Auction Rate Security Detail

A	Auction Rate Securities – Payments During Distribution Period

		Payment	Security	Interest	No. of
	i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment
		09/30/2004	SLMPC TRUST 2003A A3	1.720000%	28	09/02/2004	09/30/2004	$102,473.78
		10/13/2004	SLMPC TRUST 2003A A4	1.800000%	28	09/15/2004	10/13/2004	$107,240.00
		10/28/2004	SLMPC TRUST 2003A A3	1.950000%	28	09/30/2004	10/28/2004	$116,176.67
		11/10/2004	SLMPC TRUST 2003A A4	1.920000%	28	10/13/2004	11/10/2004	$114,389.33
		11/26/2004	SLMPC TRUST 2003A A3	2.010000%	29	10/28/2004	11/26/2004	$124,028.17
		12/08/2004	SLMPC TRUST 2003A A4	2.100000%	28	11/10/2004	12/08/2004	$125,113.33

	ii	Auction Rate Note Interest Paid During Distribution Period			9/15/04-12/15/04			$689,421.28
	iii	Broker/Dealer Fees Paid During Distribution Period			9/15/04-12/15/04			$71,918.91
	iv	Auction Agent Fees Paid During Distribution Period			9/15/04-12/15/04			$3,056.55
	v	Primary Servicing Fees Remitted						$1,052,374.29

	vi	Total						$1,816,771.03
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Distribution Period							$1,816,771.03

C	Funds Released to Collection Account							$4,322,612.45

D	Auction Rate Student Loan Rates			Sep-04	Oct-04	Nov-04

				3.88644%	3.88633%	4.34733%

VI. 2003-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		8/31/2004	11/30/2004

		June 16, 2003 to March 17, 2008	15%		$150,777,026.84	$150,777,026.84
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$3,671,443.93	$5,945,912.74
	iii	Cumulative Interest Purchases by Servicer			120,207.76	222,754.61

	iv	Total Gross Defaults:			$3,791,651.69	$6,168,667.35

VII. 2003-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School	4.707%	5.191%	18,730	17,975	16.471%	16.035%	$147,388,178.18	$141,331,780.92	16.302%	15.717%

Grace	4.695%	5.264%	12,580	4,258	11.063%	3.798%	$105,891,352.31	$38,816,928.19	11.712%	4.317%

Deferment	5.025%	5.483%	4,965	6,534	4.366%	5.829%	$41,151,047.79	$55,158,164.13	4.552%	6.134%

TOTAL INTERIM	4.747%	5.271%	36,275	28,767	31.900%	25.662%	$294,430,578.28	$235,306,873.24	32.567%	26.167%
REPAYMENT
Active
Current	4.816%	5.254%	65,157	74,400	57.299%	66.369%	$494,980,569.82	$578,535,334.33	54.749%	64.335%
31-60 Days Delinquent	5.367%	6.244%	1,458	1,167	1.282%	1.041%	$12,250,643.32	$10,074,518.01	1.355%	1.120%
61-90 Days Delinquent	5.636%	6.246%	834	614	0.733%	0.548%	$7,063,786.82	$5,748,551.34	0.781%	0.639%
91-120 Days Delinquent	6.598%	6.007%	380	459	0.334%	0.409%	$3,116,449.49	$4,167,407.40	0.345%	0.463%
121-150 Days Delinquent	6.129%	6.160%	233	523	0.205%	0.467%	$2,015,646.17	$4,236,402.49	0.223%	0.471%
151-180 Days Delinquent	5.664%	6.559%	98	204	0.086%	0.182%	$823,643.53	$1,735,927.17	0.091%	0.193%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	5.215%	5.728%	9,280	5,967	8.161%	5.323%	$89,407,181.05	$59,449,311.30	9.889%	6.611%

TOTAL REPAYMENT	4.909%	5.334%	77,440	83,334	68.100%	74.338%	$609,657,920.20	$663,947,452.04	67.433%	73.833%

GRAND TOTAL	4.857%	5.317%	113,715	112,101	100.000%	100.000%	$904,088,498.48	$899,254,325.28	100.000%	100.000%

* Percentages may not total 100% due to rounding

VIII. 2003-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.358%	76,480	$652,642,358.62	72.576%
-Law Loans	5.195%	27,756	170,658,670.01	18.978%
-Med Loans	5.400%	4,656	35,280,376.69	3.923%
-MBA Loans	5.019%	3,209	40,672,919.96	4.523%

- Total	5.798%	112,101	$899,254,325.28	100.000%

* Percentages may not total 100% due to rounding

IX. 2003-A Interest Rate Swap and Cap Calculations

A	Swap Payments
					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$349,629,620.19	$349,629,620.19
	Counterparty Pays:
	ii	3 Month Libor			1.88000%	1.88000%
	iii	Gross Swap Receipt Due Trust			$1,661,517.65	$1,661,517.65
	iv	Days in Period	9/15/2004	12/15/2004	91	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6100%		1.89000%	1.89000%
	vi	Gross Swap Payment Due Counterparty			$1,642,972.63	$1,642,972.63
	vii	Days in Period	9/15/2004	12/15/2004	91	91

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$620,000,000.00
	ii	Maturity Date 3/15/2006
	Counterparty Pays:
	iii	3 Month Libor (interpolated for first accrual period)			1.88000%
	iv	Cap Rate			5.50000%

	v	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	vi	Days in Period	9/15/2004	12/15/2004	91
	vii	Cap Payment due Trust			$0.00

X. 2003-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.0050303	(9/15/04—12/15/04)	1.99000%

B	Class A-2 Interest Rate	0.0058644	(9/15/04—12/15/04)	2.32000%

C	Class B Interest Rate	0.0066481	(9/15/04—12/15/04)	2.63000%

D	Class C Interest Rate	0.0087967	(9/15/04—12/15/04)	3.48000%

XI. 2003-A Inputs From Prior Period 8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$904,088,498.48
	ii	Interest To Be Capitalized		37,997,502.05

	iii	Total Pool		$942,086,000.53
	iv	Cash Capitalization Account (CI)		58,502,550.00

	v	Asset Balance		$1,000,588,550.53

B	Total Note and Certificate Factor			0.9276389
C	Total Note Balance			$979,314,895.95

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.8472375	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$423,678,895.95	$320,000,000.00	$76,600,000.00	$76,600,000.00	$34,570,000.00	$47,866,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
F	Unpaid Administration fees from Prior Quarter(s)			$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII. 2003-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	9/15/04	$896,878,896	$931,448,896	$979,314,896
Asset Balance	8/31/04	$1,000,588,551	$1,000,588,551	$1,000,588,551

Pool Balance	11/30/04	$928,424,846	$928,424,846	$928,424,846
Amounts on Deposit*	12/15/04	$78,327,253	78,097,430	77,676,369
Total		$1,006,752,099	$1,006,522,276	$1,006,101,215

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement	$103,709,654.58
Specified Class A Enhancement	$148,039,109.46	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount
Class B Enhancement	$69,139,654.58

Specified Class B Enhancement	$99,926,398.89	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement	$21,273,654.58
Specified Class C Enhancement	$29,607,821.89	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	11/30/2004	$58,502,550.00
Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2004	$0.00

Cash Capitalization Account Balance (CI)*		$58,502,550.00

*as defined under “Asset Balance” on page S-76 of the prospectus supplement

XIV. 2003-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	9/15/2004	$896,878,895.95
	iii	Asset Balance	11/30/2004	$986,927,396.42

	iv	First Priority Principal Distribution Amount	12/15/2004	$0.00

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	9/15/2004	$931,448,895.95
	vii	Asset Balance	11/30/2004	$986,927,396.42
	viii	First Priority Principal Distribution Amount	12/15/2004	$0.00

	ix	Second Priority Principal Distribution Amount	12/15/2004	$0.00

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	9/15/2004	$979,314,895.95
	xii	Asset Balance	11/30/2004	$986,927,396.42
	xiii	First Priority Principal Distribution Amount	12/15/2004	$0.00
	xiv	Second Priority Principal Distribution Amount	12/15/2004	$0.00

	xv	Third Priority Principal Distribution Amount	12/15/2004	$0.00

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	9/15/2004	$979,314,895.95

	ii	Asset Balance	11/30/2004	$986,927,396.42
	iii	Specified Overcollateralization Amount	12/15/2004	$21,273,654.58
	iv	First Priority Principal Distribution Amount	12/15/2004	$0.00
	v	Second Priority Principal Distribution Amount	12/15/2004	$0.00
	vi	Third Priority Principal Distribution Amount	12/15/2004	$0.00
	vii	Regular Principal Distribution Amount		$13,661,154.11

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$986,927,396.42
	iii	85% of Asset Balance	11/30/2004	$838,888,286.96
	iv	Specified Overcollateralization Amount	12/15/2004	$21,273,654.58
	v	Lesser of (iii) and (ii — iv)		$838,888,286.96
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$13,661,154.11
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$986,927,396.42
	iii	89.875% of Asset Balance	11/30/2004	$887,000,997.53
	iv	Specified Overcollateralization Amount	12/15/2004	$21,273,654.58
	v	Lesser of (iii) and (ii — iv)		$887,000,997.53
	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$986,927,396.42
	iii	97% of Asset Balance	11/30/2004	$957,319,574.53
	iv	Specified Overcollateralization Amount	12/15/2004	$21,273,654.58
	v	Lesser of (iii) and (ii — iv)		$957,319,574.53
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV. 2003-A Waterfall for Distributions

						Remaining
						Funds Balance

A		Total Available Funds (Sections III-K)			$27,660,599.99	$27,660,599.99

B		Primary Servicing Fees — Current Month plus any Unpaid			$522,106.64	$27,138,493.35

C		Quarterly Administration Fee plus any Unpaid			$20,000.00	$27,118,493.35

D		Auction Fees Due	12/15/2004		$0.00	$27,118,493.35
		Broker/Dealer Fees Due	12/15/2004		$0.00	$27,118,493.35

E		Gross Swap Payment due Counterparty A			$1,642,972.63	$25,475,520.72
		Gross Swap Payment due Counterparty B			$1,642,972.63	$23,832,548.09

F	i	Class A-1 Noteholders’ Interest Distribution Amount due		12/15/2004	$2,131,222.54	$21,701,325.55
	ii	Class A-2 Noteholders’ Interest Distribution Amount due		12/15/2004	$1,876,622.22	$19,824,703.33
	iii	Class A-3 Noteholders’ Interest Distribution Amount due		12/15/2004	$0.00	$19,824,703.33
	iv	Class A-4 Noteholders’ Interest Distribution Amount due		12/15/2004	$0.00	$19,824,703.33
	v	Swap Termination Fees due		12/15/2004	$0.00	$19,824,703.33

G		First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$19,824,703.33

H		Class B Noteholders’ Interest Distribuition Amount due		12/15/2004	$229,823.28	$19,594,880.05

I		Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$19,594,880.05

J		Class C Noteholders’ Interest Distribuition Amount			$421,061.25	$19,173,818.80

K		Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$19,173,818.80

L		Increase to the Specified Reserve Account Balance			$0.00	$19,173,818.80

M		Regular Principal Distribution Amount — Principal Distribution Account			$13,661,154.11	$5,512,664.69

N		Carryover Servicing Fees			$0.00	$5,512,664.69

O		Auction Rate Noteholder’s Interest Carryover
	i	Class A-3			$0.00	$5,512,664.69
	ii	Class A-4			$0.00	$5,512,664.69

P		Swap Termination Payments			$0.00	$5,512,664.69

Q		Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$5,512,664.69

R		Remaining Funds to the Certificateholders			$5,512,664.69	$0.00

XVI. 2003-A Principal Distribution Account Allocations

				Remaining
				Funds Balance

A		Total from Collection Account	$13,661,154.11	$13,661,154.11

B	i	Class A-1 Principal Distribution Amount Paid	$13,661,154.11	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-A Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due	$2,131,222.54	$1,876,622.22	$0.00	$0.00	$229,823.28	$421,061.25
	ii	Quarterly Interest Paid	2,131,222.54	1,876,622.22	0.00	0.00	229,823.28	421,061.25

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount	$13,661,154.11	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)	13,661,154.11	0.00	0.00	0.00	0.00	0.00

	ix	Difference	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$15,792,376.65	$1,876,622.22	$0.00	$0.00	$229,823.28	$421,061.25

B	Note Balances			9/15/2004	Paydown Factors	12/15/2004
	i	A-1 Note Balance	78443CAE4	$423,678,895.95		$410,017,741.84
		A-1 Note Pool Factor		0.8472375	0.0273184	0.8199191

	ii	A-2 Note Balance	78443CAF1	$320,000,000.00		$320,000,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000	Next ARS
							Pay Date	Balances
	iii	A-3 Note Balance	78443CAJ3	$76,600,000.00		$76,600,000.00	12/23/04	$76,600,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	iv	A-4 Note Balance	78443CAK0	$76,600,000.00		$76,600,000.00	01/05/05	$76,600,000.00
		A-4 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	v	B Note Balance	78443CAG9	$34,570,000.00		$34,570,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vi	C Note Balance	78443CAH7	$47,866,000.00		$47,866,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVIII. 2003-A Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	09/01/03-11/30/03	06/01/03-08/31/03	01/27/03-05/31/03
Beginning Student Loan Portfolio Balance			$904,088,498.48	$915,463,207.98	$929,674,448.24	$939,963,063.42	$941,931,312.31	$950,860,882.57	$965,794,008.71
	Student Loan Principal Activity
	i	Principal Payments Received	$17,068,067.75	$17,543,474.92	$16,672,468.03	$16,674,807.08	$15,842,825.30	$14,621,918.82	$19,739,960.28
	ii	Purchases by Servicer (Delinquencies >180)	2,274,468.81	1,539,447.39	788,272.01	737,588.04	173,809.48	353,324.27	79,002.74
	iii	Other Servicer Reimbursements	—	1,435.46	29,348.00	44.51	724.31	885.93	41.49
	iv	Seller Reimbursements	16,070.00	24,274.87	121,227.33	19,179.46	25,606.76	49,467.03	134,675.22

	v	Total Principal Collections	$19,358,606.56	$19,108,632.64	$17,611,315.37	$17,431,619.09	$16,042,965.85	$15,025,596.05	$19,953,679.73
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(13,535,427.26)	(7,272,975.84)	(3,281,180.36)	(6,549,770.46)	(12,602,082.87)	(5,599,582.19)	(4,391,385.55)
	iii	Capitalized Insurance Fee	($971,049.07)	($433,015.33)	($121,505.97)	($571,102.55)	($1,467,684.39)	($554,812.95)	($458,815.65)
	iv	Other Adjustments	(17,957.03)	(27,931.97)	2,611.22	(22,130.90)	(4,949.70)	58,369.35	(170,352.39)

	v	Total Non-Cash Principal Activity	$(14,524,433.36)	$(7,733,923.14)	$(3,400,075.11)	$(7,143,003.91)	$(14,074,716.96)	$(6,096,025.79)	$(5,020,553.59)
(-)	Total Student Loan Principal Activity		$4,834,173.20	$11,374,709.50	$14,211,240.26	$10,288,615.18	$1,968,248.89	$8,929,570.26	$14,933,126.14
	Student Loan Interest Activity
	i	Interest Payments Received	$6,131,926.27	$5,977,573.14	$5,659,640.74	$5,709,448.24	$5,331,516.12	$5,278,543.75	$7,321,995.25
	ii	Repurchases by Servicer (Delinquencies >180)	102,546.85	53,213.19	22,760.31	23,997.03	4,181.44	10,839.32	5,216.47
	iii	Other Servicer Reimbursements	—	0.01	2,360.70	1.58	(26.40)	(51.74)	0.07
	iv	Seller Reimbursements	3,011.33	1,714.22	4,145.35	460.67	367.14	468.06	8,882.55
	v	Late Fees	85,547.56	76,828.01	65,382.33	66,703.72	48,241.84	45,213.15	69,417.72
	vi	Collection Fees	—	—	—	—	—	—	—

	viii	Total Interest Collections	6,323,032.01	6,109,328.57	5,754,289.43	5,800,611.24	5,384,280.14	5,335,012.54	7,405,512.06
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	13,535,427.26	7,272,975.84	3,281,180.36	6,549,770.46	12,602,082.87	5,599,582.19	4,391,385.55
	iii	Other Interest Adjustments	12,577.11	3,761.68	15,890.58	26,748.44	12,334.20	57,820.00	(11,117.42)

	iv	Total Non-Cash Interest Adjustments	$13,548,004.37	$7,276,737.52	$3,297,070.94	$6,576,518.90	$12,614,417.07	$5,657,402.19	$4,380,268.13

	v	Total Student Loan Interest Activity	$19,871,036.38	$13,386,066.09	$9,051,360.37	$12,377,130.14	$17,998,697.21	$10,992,414.73	$11,785,780.19
(=)	Ending Student Loan Portfolio Balance		$899,254,325.28	$904,088,498.48	$915,463,207.98	$929,674,448.24	$939,963,063.42	$941,931,312.31	$950,860,882.57
(+)	Interest to be Capitalized		$29,170,521.14	$37,997,502.05	$40,397,122.73	$38,468,568.88	$39,829,607.08	$46,612,526.83	$45,954,342.67

(=)	TOTAL POOL		$928,424,846.42	$942,086,000.53	$955,860,330.71	$968,143,017.12	$979,792,670.50	$988,543,839.14	$996,815,225.24

(+)	Cash Capitalization Account Balance (CI)		$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00

(=)	Asset Balance		$986,927,396.42	$1,000,588,550.53	$1,014,362,880.71	$1,026,645,567.12	$1,038,295,220.50	$1,047,046,389.14	$1,055,317,775.24

XIX. 2003-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-03	$996,815,225	2.20%
Sep-03	$988,543,821	2.41%
Dec-03	$979,792,671	2.63%
Mar-04	$968,143,017	2.63%
Jun-04	$955,860,331	2.62%
Sep-04	$942,086,001	2.68%
Dec-04	$928,424,846	2.74%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.